Exhibit 23.6

CONSENT OF QUALIFIED PERSON

Integral Consulting Inc. (“Integral”), in connection with Livent Corporation’s Current Report on Form 8-K dated November 15, 2023 (the “Form 8-K”), consents to:

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the public filing by Livent Corporation (the “Company”) and use of the amended technical report titled “Resource and Reserve Report, Pre-Feasibility Study, Salar del Hombre Muerto, Argentina” (as amended, the “Technical Report Summary”), originally dated February 21, 2023 and amended on November 14, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to the Form 8-K, which Form 8-K is incorporated by reference in the Registration Statements (as defined below);

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the incorporation by reference of the Technical Report Summary into (i) the Company’s Registration Statement on Form S-3 (Registration No. 333- 256939) and Registration Statements on Form S-8 (Registration Nos. 333-251997, 333-232043, 333-230076, 333-230044, and 333-227776) and (ii) Arcadium Lithium plc’s Registration Statement on Form S-4 (Registration No. 333-273360) (collectively, the “Registration Statements”);

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the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 8-K and the Registration Statements; and

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any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified by us, that is or are included in or incorporated by reference in the Registration Statements.

We are responsible for authoring jointly with Sean Kosinski (an employee of the Company), and this consent pertains to, the entire Technical Report Summary. We certify that we have read the descriptions and references to the Technical Report Summary in the Registration Statements and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent information in the Technical Report Summary for which we are responsible.

Date: November 15, 2023

INTEGRAL CONSULTING INC.
By:	/s/ William Cutler
	Name:	William Cutler, Ph.D., P.G.
	Title:	Principal